EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Unrivaled Brands, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2021 (the “Form 10-Q”), I, Jeffrey Batliner, Chief Financial Officer of the Company, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, that the Company’s Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 16, 2021	By:	/s/ Jeffrey Batliner
Jeffrey Batliner
Chief Financial Officer